Sub-Item 77Q1(e)

Amended Schedule A to the Investment Advisory Agreement (amended as of February 19, 2015).
Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on February 26, 2015 (Accession Number 0001193125-15-15-065302).